Exhibit 99.1

Red Hat Reports Fourth Quarter and Fiscal Year 2019 Results

  Fourth quarter total revenue of $879 million, up 14% year-over-year, or 17% in constant currency; full fiscal year total revenue of $3.4 billion, up 15% year-over-year, or 16% in constant currency
  Fourth quarter Application Development-related and other emerging technology subscription revenue of $225 million, up 30% year-over-year, or 34% in constant currency; full fiscal year Application Development-related and other emerging technology subscription revenue of $816 million, up 31% year-over-year, or 32% in constant currency
  Fourth quarter training and services revenue of $105 million, up 18% year-over-year, or 23% in constant currency; full fiscal year total training and services revenue of $413 million, up 19% year-over-year, or 21% in constant currency
  Year-end deferred revenue balance of $3.0 billion, up 15% year-over-year, or 18% in constant currency

RALEIGH, N.C.--(BUSINESS WIRE)--March 25, 2019--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the fourth quarter of fiscal year 2019 ended February 28, 2019.

“Enterprise organizations are continuing to move to hybrid cloud environments, which is contributing to strong growth in Red Hat’s cloud enabling technologies,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Across the portfolio, our total number of customers with active subscriptions greater than $5 million increased 33% year-over-year in fiscal year 2019. Also key to that growth is the increasing number of Ansible and OpenShift customers, which now total more than 1,300 and 1,000, respectively, as of the end of fiscal year 2019.”

“In FY19, we continued to strengthen our strategic relationships with enterprise organizations, which was evidenced by continued growth in sizeable commitments. We saw a 17% year-over-year increase in the number of deals over $1 million, despite the smaller base of large renewals in fiscal year 2019. These deals included broad adoption across Red Hat’s portfolio of technologies, with cross-selling up 22% from the previous year,” said Eric Shander, Executive Vice President and Chief Financial Officer. “Additionally, our total backlog was $4.1 billion, a 22% increase year-over-year. This is the third consecutive year where backlog increased at a rate of more than 20% year-over-year, which further reflects the forward momentum of our business.”

Revenue: Total revenue for the quarter was $879 million, up 14% year-over-year, or 17% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $774 million, up 13% year-over-year, or 16% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Full fiscal year 2019 total revenue was $3.4 billion, up 15% year-over-year, or 16% measured in constant currency. Subscription revenue for the full fiscal year was $2.9 billion, up 15% year-over-year, and 15% measured in constant currency. Subscription revenue in the full fiscal year was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $549 million, an increase of 8% year-over-year, or 10% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $225 million, an increase of 30% year-over-year, or 34% measured in constant currency.

Full fiscal year subscription revenue from Infrastructure-related offerings was $2.1 billion, an increase of 9% year-over-year, or 10% measured in constant currency. Full fiscal year subscription revenue from Application Development-related and other emerging technology offerings was $816 million, an increase of 31% year-over-year, or 32% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $157 million, up 18% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP adjusted operating income for the fourth quarter was $227 million, up 19% year-over-year. For the fourth quarter, GAAP operating margin was 17.8% and non-GAAP adjusted operating margin was 25.8%. Non-GAAP references in this release are detailed in the tables below.

Full fiscal year GAAP operating income was $512 million, an increase of 8% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income was $795 million, up 13% year-over-year. Full fiscal year GAAP operating margin was 15.2% and non-GAAP operating margin was 23.7%.

Net Income: GAAP net income for the quarter was $139 million, or $0.75 diluted earnings per share (“EPS”), compared with GAAP net loss of $12 million, or $0.07 diluted loss per share, in the year-ago quarter. The year-ago quarter included a one-time tax charge of $123 million related to the Tax Cuts and Jobs Act enacted into law in December 2017.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP adjusted net income for the quarter was $214 million, or $1.16 diluted EPS, as compared to $168 million, or $0.92 diluted EPS, in the year-ago quarter. Non-GAAP adjusted diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Full fiscal year GAAP net income was $434 million, or $2.33 diluted EPS, compared with $262 million, or $1.42 diluted EPS, in the prior fiscal year. The prior fiscal year included a one-time tax charge of $123 million related to the Tax Cuts and Jobs Act enacted into law in December 2017.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the full fiscal year was $679 million, or $3.69 diluted EPS, as compared to $544 million, or $3.00 diluted EPS, in the prior fiscal year.

Cash: GAAP operating cash flow was $397 million for the fourth quarter, up 10% on a year-over-year basis. Non-GAAP operating cash flow adjusts for the impact of our adoption of ASU 2016-15: Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which requires the portion of repayments of convertible notes during the fourth quarter that is attributable to debt discount to be classified as operating cash flow. Non-GAAP operating cash flow, which excludes this impact of approximately $27 million, was $424 million, up 17% on a year-over-year basis compared to non-GAAP operating cash flow. Full fiscal year GAAP operating cash flow was $1.0 billion, up 10% on a year-over-year basis. Full fiscal year non-GAAP operating cash flow, which excludes approximately $60 million of impact from adoption of ASU 2016-15, was $1.1 billion, up 16% on a year-over-year basis compared to non-GAAP operating cash flow. Total convertible note repayments were $498 million as of February 28, 2019 with a remaining principal value of $307 million.

Total cash, cash equivalents and investments as of February 28, 2019 was $2.4 billion after repurchasing approximately $413 million, or approximately 0.9 million shares, of common stock in fiscal year 2019. The remaining balance in the current stock repurchase authorization as of February 28, 2019 was approximately $737.2 million.

Deferred revenue and backlog: Total backlog for fiscal year 2019 was in excess of $4.1 billion, up 22% year-over-year. We define total backlog as total deferred revenue, which has been billed, plus the value of non-cancellable subscription agreements not yet billed or reflected in our financial statements and the value of service agreements not yet billed or reflected in our financial statements that we believe to be firm. At the end of the fiscal year, the Company’s total deferred revenue balance was $3.0 billion, an increase of 15% year-over-year. The negative impact to total deferred revenue from changes in foreign exchange rates was $77 million year-over-year. On a constant currency basis, total deferred revenue would have increased 18% year-over-year.

The portion of total backlog to be billed in the future not reflected in our financial statements was in excess of $1.0 billion as of February 28, 2019, compared with the ending balance in excess of $775 million reported for fiscal year 2018. The portion of total backlog to be billed during fiscal year 2020 was in excess of $490 million as of February 28, 2019, compared with in excess of $450 million for the fiscal year ended February 28, 2018.

Due to the pending transaction with International Business Machines Corporation, Red Hat will not be hosting a conference call for its fourth quarter 2019 business results and will not be providing an outlook for its fiscal 2020.

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world’s leading provider of enterprise open source software solutions, using a community-powered approach to deliver reliable and high-performing Linux, hybrid cloud, container, and Kubernetes technologies. Red Hat helps customers integrate new and existing IT applications, develop cloud-native applications, standardize on our industry-leading operating system, and automate, secure, and manage complex environments. Award-winning support, training, and consulting services make Red Hat a trusted adviser to the Fortune 500. As a strategic partner to cloud providers, system integrators, application vendors, customers, and open source communities, Red Hat can help organizations prepare for the digital future. Learn more at www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to our pending merger with International Business Machines Corporation, the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; changes in and a dependence on key personnel; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2019	2018 (1)	2019	2018 (1)
Revenue:
Subscriptions	$774,178	$683,276	$2,949,059	$2,574,178
Training and services	104,819	89,056	413,010	346,283
Total revenue	878,997	772,332	3,362,069	2,920,461

Cost of revenue:
Subscriptions	56,298	48,105	213,843	185,339
Training and services	76,207	64,520	284,408	246,458
Total cost of revenue	132,505	112,625	498,251	431,797

Gross profit	746,492	659,707	2,863,818	2,488,664

Operating expense:
Sales and marketing	341,491	314,563	1,378,278	1,195,286
Research and development	171,461	153,778	668,542	578,330
General and administrative	76,978	58,886	304,766	239,316
Total operating expense	589,930	527,227	2,351,586	2,012,932

Income from operations	156,562	132,480	512,232	475,732
Interest income	7,508	5,024	30,531	18,493
Interest expense	4,412	6,223	19,838	24,569
Other income (expense), net	245	11,368	(4,870)	8,335

Income before provision for income taxes	159,903	142,649	518,055	477,991
Provision for income taxes	20,409	154,809	84,067	216,140
Net income (loss)	$139,494	$(12,160)	$433,988	$261,851

Net income (loss) per share:
Basic	$0.79	$(0.07)	$2.46	$1.48
Diluted	$0.75	$(0.07)	$2.33	$1.42
Weighted average shares outstanding:
Basic	176,808	177,034	176,773	177,150
Diluted	187,046	177,034	186,321	184,602

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	February 28,	February 28,
	2019	2018 (1)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,883,096	$1,724,132
Investments in debt and equity securities, short-term	293,361	318,358
Accounts receivable, net	980,188	806,744
Prepaid expenses	282,507	267,197
Other current assets	24,504	25,666
Total current assets	3,463,656	3,142,097

Property and equipment, net	198,969	206,105
Goodwill	1,276,853	1,288,830
Identifiable intangibles, net	206,083	224,953
Investments in debt securities, long-term	248,512	430,442
Deferred tax assets, net	112,568	92,606
Other assets, net	81,648	89,460
Total assets	$5,588,289	$5,474,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$491,259	$427,139
Deferred revenue, short-term	2,161,206	1,853,719
Other current obligations	282	843
Convertible notes	69,827	23,806
Total current liabilities	2,722,574	2,305,507

Deferred revenue, long-term	821,218	741,453
Convertible notes	231,540	744,194
Other long-term obligations	199,025	205,215
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,791,895	2,416,080
Retained earnings	2,054,069	1,619,688
Treasury stock, at cost	(3,189,434)	(2,525,072)
Accumulated other comprehensive loss	(42,622)	(32,596)
Total stockholders’ equity	1,613,932	1,478,124
Total liabilities and stockholders’ equity	$5,588,289	$5,474,493

(1) Derived from audited financial statements except for line items adjusted by the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2019	2018 (1)	2019	2018 (1)
Cash flows from operating activities:
Net income (loss)	$139,494	$(12,160)	$433,988	$261,851
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,551	25,597	109,046	97,138
Amortization of debt discount and transaction costs	4,295	5,661	18,765	22,401
Repayments of convertible notes attributable to debt discount	(26,878)	—	(59,993)	—
Deferred income taxes	(16,988)	(26,526)	(18,693)	(18,695)
Share-based compensation expense	54,127	49,266	209,096	192,249
Net amortization of bond premium on debt securities available for sale	81	1,417	1,623	8,405
Other	2,062	(12,818)	5,986	(11,500)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(247,186)	(266,018)	(188,980)	(154,119)
Other receivables	45,618	16,193	2,063	(4,019)
Prepaid expenses	(51,014)	(61,397)	(16,449)	(68,228)
Accounts payable and accrued expenses	15,441	179,588	54,061	161,834
Deferred revenue	449,049	461,199	463,782	432,182
Other	451	2,061	(1,513)	3,639
Net cash provided by operating activities	397,103	362,063	1,012,782	923,138

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	—	(14,016)	(217,951)	(299,789)
Proceeds from maturities of investment in debt securities available for sale	143,384	77,789	402,844	426,074
Proceeds from sales of investment in debt securities available for sale	—	179,997	8,491	199,614
Proceeds from sales of strategic equity investments	—	14,204	1,300	14,204
Acquisition of businesses, net of cash acquired	—	(231,200)	(11,550)	(315,081)
Purchase of developed software and other intangible assets	(3,416)	(3,849)	(10,543)	(16,720)
Purchase of property and equipment	(16,421)	(16,699)	(61,266)	(84,967)
Other	(379)	—	(1,365)	(189)
Net cash provided by (used in) investing activities	123,168	6,226	109,960	(76,854)

Cash flows from financing activities:
Proceeds from exercise of common stock options	244	354	2,075	4,895
Proceeds from employee stock purchase program	18,706	16,809	62,062	50,097
Payments related to net settlement of share-based compensation awards	(4,290)	(3,276)	(131,895)	(89,506)
Purchase of treasury stock	—	—	(412,845)	(237,002)
Payments on other borrowings	(163)	(340)	(913)	(1,547)
Repayments of convertible notes attributable to principal	(196,431)	(30)	(438,410)	(36)
Net cash (used in) provided by in financing activities	(181,934)	13,517	(919,926)	(273,099)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	5,487	11,154	(43,852)	60,139
Net increase in cash, cash equivalents and restricted cash	343,824	392,960	158,964	633,324
Cash, cash equivalents and restricted cash at beginning of the period	1,539,272	1,331,172	1,724,132	1,090,808
Cash, cash equivalents and restricted cash at end of the period	$1,883,096	$1,724,132	$1,883,096	$1,724,132

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2019	2018 (1)	2019	2018 (1)

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$5,133	$4,453	$19,811	$16,862
Sales and marketing	23,554	22,450	91,116	87,158
Research and development	16,795	14,405	64,886	57,008
General and administrative	8,645	7,958	33,283	31,221
Total share-based compensation expense	$54,127	$49,266	$209,096	$192,249

Amortization of intangible assets expense:
Cost of revenue	$6,615	$4,214	$24,495	$16,705
Sales and marketing	1,391	1,561	5,549	6,195
Research and development	35	35	138	138
General and administrative	2,451	2,270	9,590	8,407
Total amortization of intangible assets expense	$10,492	$8,080	$39,772	$31,445

Total non-cash interest expense related to the debt discount	$2,442	$4,961	$14,665	$19,654

Transaction costs related to business combinations	$5,964	$728	$34,050	$2,038

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income (loss)	$139,494	$(12,160)	$433,988	$261,851
GAAP provision for income taxes	20,409	154,809	84,067	216,140
GAAP income before provision for income taxes	$159,903	$142,649	$518,055	$477,991

Add: Non-cash share-based compensation expense	54,127	49,266	209,096	192,249
Add: Amortization of intangible assets expense	10,492	8,080	39,772	31,445
Add: Non-cash interest expense related to the debt discount	2,442	4,961	14,665	19,654
Add: Transaction costs related to business combinations	5,964	728	34,050	2,038
Non-GAAP adjusted income before provision for income taxes	$232,928	$205,684	$815,638	$723,377
Non-GAAP provision for income taxes (2)	18,976	37,744	136,680	179,410
Non-GAAP adjusted net income (basic and diluted)	$213,952	$167,940	$678,958	$543,967

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	187,046	177,034	186,321	184,602
Dilutive effect of outstanding equity awards, convertible notes and warrants	—	10,699	—	—
Dilution offset from convertible note hedge transactions	(2,447)	(4,728)	(2,234)	(3,445)
Non-GAAP diluted weighted average shares outstanding	184,599	183,005	184,087	181,157

Non-GAAP adjusted net income per share:
Basic	$1.21	$0.95	$3.84	$3.07
Diluted	$1.16	$0.92	$3.69	$3.00

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended		Fiscal Year Ended
	February 28,	February 28,	February 28,	February 28,
	2019	2018 (1)	2019	2018 (1)
(2) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$232,928	$205,684	$815,638	$723,377
GAAP estimated annual effective tax rate	13.8%	17.8%	20.0%	24.1%
Provision for income taxes on non-GAAP adjusted income before adjustments	$30,853	$35,592	$163,128	$174,334
Certain non-deductible share-based compensation	(3,156)	—	(11,664)	—
Non-deductible merger related costs	(4,321)	—	(12,887)	—
Discrete tax (benefit) expense, excluding discrete benefits related to share-based compensation	(4,400)	2,152	(1,897)	5,076
Provision for income taxes on non-GAAP adjusted income, excluding impact from certain non-deductible share-based compensation, non-deductible merger related costs and discrete tax benefits related to share-based compensation	$18,976	$37,744	$136,680	$179,410

GAAP gross profit	$746,492	$659,707	$2,863,818	$2,488,664
Add: Non-cash share-based compensation expense	5,133	4,453	19,811	16,862
Add: Amortization of intangible assets expense	6,615	4,214	24,495	16,705
Non-GAAP gross profit	$758,240	$668,374	$2,908,124	$2,522,231

Non-GAAP gross margin	86.3%	86.5%	86.5%	86.4%

GAAP operating expenses	$589,930	$527,227	$2,351,586	$2,012,932
Deduct: Non-cash share-based compensation expense	(48,994)	(44,813)	(189,285)	(175,387)
Deduct: Amortization of intangible assets expense	(3,877)	(3,866)	(15,277)	(14,740)
Deduct: Transaction costs related to business combinations	(5,964)	(728)	(34,050)	(2,038)
Non-GAAP adjusted operating expenses	$531,095	$477,820	$2,112,974	$1,820,767

GAAP operating income	$156,562	$132,480	$512,232	$475,732
Add: Non-cash share-based compensation expense	54,127	49,266	209,096	192,249
Add: Amortization of intangible assets expense	10,492	8,080	39,772	31,445
Add: Transaction costs related to business combinations	5,964	728	34,050	2,038
Non-GAAP adjusted operating income	$227,145	$190,554	$795,150	$701,464

Non-GAAP adjusted operating margin	25.8%	24.7%	23.7%	24.0%

GAAP net cash provided by operating activities	$397,103	$362,063	$1,012,782	$923,138
Repayments of convertible notes attributable to debt discount	26,878	—	59,993	—
Non-GAAP net cash provided by operating activities	$423,981	$362,063	$1,072,775	$923,138

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	February 28,	February 28,	Year-Over-Year
	2019	2018	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$549,481	$510,013	7.7%
Adjustment for currency impact	12,389	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$561,870	$510,013	10.2%

Application Development-related and other emerging technology offerings	$224,697	$173,263	29.7%
Adjustment for currency impact	6,972	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$231,669	$173,263	33.7%

GAAP subscription revenue	$774,178	$683,276	13.3%
Adjustment for currency impact	19,361	—
Non-GAAP subscription revenue on a constant currency basis	$793,539	$683,276	16.1%

GAAP training and services revenue	$104,819	$89,056	17.7%
Adjustment for currency impact	4,289	—
Non-GAAP training and services revenue on a constant currency basis	$109,108	$89,056	22.5%

GAAP total revenue	$878,997	$772,332	13.8%
Adjustment for currency impact	23,650	—
Non-GAAP total revenue on a constant currency basis	$902,647	$772,332	16.9%

	Fiscal Year Ended
	February 28,	February 28,	Year-Over-Year
	2019	2018	Growth Rate
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$2,132,635	$1,950,396	9.3%
Adjustment for currency impact	6,826	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$2,139,461	$1,950,396	9.7%

Application Development-related and other emerging technology offerings	$816,424	$623,782	30.9%
Adjustment for currency impact	5,779	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$822,203	$623,782	31.8%

GAAP subscription revenue	$2,949,059	$2,574,178	14.6%
Adjustment for currency impact	12,605	—
Non-GAAP subscription revenue on a constant currency basis	$2,961,664	$2,574,178	15.1%

GAAP training and services revenue	$413,010	$346,283	19.3%
Adjustment for currency impact	7,013	—
Non-GAAP training and services revenue on a constant currency basis	$420,023	$346,283	21.3%

GAAP total revenue	$3,362,069	$2,920,461	15.1%
Adjustment for currency impact	19,618	—
Non-GAAP total revenue on a constant currency basis	$3,381,687	$2,920,461	15.8%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
		Deferred Revenue
		Current	Long-Term	Total
Balance at February 28, 2018		$1,853,719	$741,453	$2,595,172
Constant currency change in deferred revenue		355,812	107,970	463,782
Impact from foreign currency translation		(48,325)	(28,205)	(76,530)
Balance at February 28, 2019		$2,161,206	$821,218	$2,982,424

Year-over-year growth rate		16.6%	10.8%	14.9%
Year-over-year growth rate on a constant currency basis		19.2%	14.6%	17.9%

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended February 28, 2019	$550,333	$203,322	$125,342	$878,997
Adjustment for currency impact	6,131	13,295	4,224	23,650
Total revenue on a constant currency basis for the three months ended February 28, 2019	$556,464	$216,617	$129,566	$902,647

Total revenue for the three months ended February 28, 2018	$484,492	$180,087	$107,753	$772,332

Year-over-year growth rate	13.6%	12.9%	16.3%	13.8%
Year-over-year growth rate on a constant currency basis	14.9%	20.3%	20.2%	16.9%

Total revenue for the fiscal year ended February 28, 2019	$2,092,329	$786,503	$483,237	$3,362,069
Adjustment for currency impact	19,093	(5,429)	5,954	19,618
Total revenue on a constant currency basis for the fiscal year ended February 28, 2019	$2,111,422	$781,074	$489,191	$3,381,687

Total revenue for the fiscal year ended February 28, 2018	$1,858,004	$657,197	$405,260	$2,920,461

Year-over-year growth rate	12.6%	19.7%	19.2%	15.1%
Year-over-year growth rate on a constant currency basis	13.6%	18.8%	20.7%	15.8%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

The primary impact of adopting ASC 606 related to the deferral of incremental commission and other costs of obtaining contracts with customers. Certain unaudited financial statement information as adjusted to reflect the Company’s adoption of ASC 606 is set forth below. The adjustments resulting from ASC 606 are reflected in presentations of both GAAP and non-GAAP financial information.

Consolidated balance sheets:

	February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Prepaid expenses	$260,092	$7,105	$267,197
Deferred tax assets, net	$93,300	$(694)	$92,606
Other assets, net	$87,924	$1,536	$89,460
Accounts payable and accrued expenses	$427,086	$53	$427,139
Retained earnings	$1,611,794	$7,894	$1,619,688

(1) Derived from audited financial statements.

Consolidated statements of operations:

	Three Months Ended May 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$296,459	$(2,136)	$294,323
Net income	$73,190	$2,124	$75,314
Net income per share:
Basic	$0.41	$0.01	$0.42
Diluted	$0.40	$0.01	$0.41

	Three Months Ended August 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$278,548	$(231)	$278,317
Net income	$96,859	$229	$97,088
Net income per share:
Basic	$0.55	$—	$0.55
Diluted	$0.53	$—	$0.53

	Three Months Ended November 30, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$308,388	$(305)	$308,083
Net income	$101,306	$303	$101,609
Net income per share:
Basic	$0.57	$—	$0.57
Diluted	$0.54	$0.01	$0.55

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended February 28, 2018
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$315,181	$(618)	$314,563
Net loss	$(12,552)	$392	$(12,160)
Net loss per share:
Basic	$(0.07)	$—	$(0.07)
Diluted	$(0.07)	$—	$(0.07)

	Twelve Months Ended February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$1,198,576	$(3,290)	$1,195,286
Net income	$258,803	$3,048	$261,851
Net income per share:
Basic	$1.46	$0.02	$1.48
Diluted	$1.40	$0.02	$1.42

(1) Derived from audited financial statements.

CONTACT:
Media Contact:
Stephanie Wonderlick
Red Hat, Inc.
(571) 421-8169
swonderl@redhat.com

Investor Relations:
Sarah Walas
Red Hat, Inc.
(919) 754-4627
swalas@redhat.com